EXHIBIT 99.B1

                          LORD ABBETT SECURITIES TRUST

                                  AMENDMENT TO
                              DECLARATION OF TRUST

           The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration of Trust dated February 26, 1993 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration, two new series of the Trust to be designated as (i) World Bond Debenture Series; and (ii) Alpha Series. The initial classes of shares for the World Bond Debenture Series shall be designated the Class A, Class B, Class C and Class Y shares. The initial classes of shares for the Alpha Series shall be designated the Class A, Class B and Class C shares. Any variations between such classes as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such classes shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

           This instrument shall constitute an amendment to the Declaration.

           IN WITNESS WHEREOF, the undersigned have executed this instrument this 12th day of November, 1997.


/S/ Robert S. Dow                                   /S/ John C. Jansing
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    Robert S. Dow                                       John C. Jansing

/S/ C. Alan MacDonald                              /S/ Hansel B. Millican, Jr.
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    C. Alan MacDonald                                  Hansel B. Millican, Jr.

/S/ E. Thayer Bigelow                              /S/ Thomas J. Neff
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    E. Thayer Bigelow                                  Thomas J. Neff

/S/ Stewart S. Dixon                               /S/ E. Wayne Nordberg
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    Stewart S. Dixon                                   E. Wayne Nordberg